Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
New River Pharmaceuticals Inc.

Pursuant to the Offer to Purchase
dated March 2, 2007
by
Shuttle Corporation
an indirect wholly owned subsidiary of
Shire plc

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share, of New River Pharmaceuticals Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by March 29, 2007 (or if the Offer is extended to a later date, such later date). Such form may be delivered by hand, facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Citibank, N.A.

By Mail:	By Overnight Mail:
Computershare	Computershare
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 43014	250 Royall Street
Providence, RI 02940-3014	Canton, MA 02021

By Facsimile Transmission:
(For Eligible Institutions Only)
(617) 360-6810

Confirm Facsimile by Telephone:
(By Telephone Only)
(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Shuttle Corporation, a Virginia corporation (“Purchaser”) and an indirect wholly owned subsidiary of Shire plc, a public limited company incorporated under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 2, 2007 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,                 shares of Common Stock, par value $0.001 per share (the “Shares”), of New River Pharmaceuticals Inc., a Virginia corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

If delivery will be by book-entry transfer:	(Addresses)

Name of Tendering Institution

(Zip Code)

Account Number _ _
(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)

Dated:                     , 2007.

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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